Exhibit 10.3

Detailed Equipment List

Asset	Cost

Purification Stations - Qty 3
Including Spare Parts and Materials	$593,486
Description:
Solid works design station, designs, drawings, and equipment for 3  high temperature reactive plasma purification prototypes for processing small an medium size batches of crystal starting material, microwave plasma generator, residual gas analyzer with turbo pump, thermocouple and IR temperature monitoring and control, 60 KW RF power supply, high current 480/50V transformer with 4-20 mV temperature controller, calcium fluoride material, crystal grower and plasma purification graphite heaters and graphite shields, high purity ceramic heat shields, 3-zone high temperature furnace with corrosion resistive chamber, Hamco modified vacuum chamber with graphite furniture, 4 stainless steel storage cabinets, cryogenic pump, turbo pump with controller, sapphire windows and sapphire optical rod, step down transformer, process control station with software, TC and power feedthroughs, titanium heat shields, high current multi wire copper power cables with shielding, other parts, spare parts for all of the above.

All equipment is custom made and specially designed around Dr. Pandelisev’s materials purification patents licensed from SCT, Inc.

Generator	3,256
Converters - Qty 2	8,500
Gas Cabinet	2,579

Total	$627,821